Exhibit 10.36

AAL-PA-01977-LA-15003778

American Airlines Inc

PO Box 619616

Dallas-Ft Worth, 75261-9616

Subject:	Provision for the [*CTR] for use on American Airlines, Inc. Model 737-823 Aircraft

Reference:	a) Purchase Agreement No. 1977 (Purchase Agreement) between The Boeing Company (Boeing) and American Airlines, Inc. (Customer) relating to Model 737 aircraft, including Aircraft General Terms Agreement AAL (AGTA)

b) Model 737-823 aircraft (737-823 Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement.

Boeing previously notified Customer of Boeing’s plan to transition all 737-NG production from [*CTR]. The planned transition began in [*CTR] and it is currently planned that by [*CTR], only the [*CTR] will be installed in [*CTR.]

Customer has requested to Boeing that Customer’s 737-823 Aircraft continue to receive [*CTR] and that the installation of [*CTR] not occur until the production of Customer’s 737-8 MAX aircraft.

In recognition of Customer’s request and Customer’s working together relationship with Boeing, Boeing will agree to deliver all remaining firm 737-823 Aircraft scheduled for delivery under the Purchase Agreement to Customer in [*CTR] under the following terms and conditions [*CTR].

1.	Procurement of [*CTR]

1.1 Boeing will procure the required [*CTR]. All deliveries to Boeing of such [*CTR] will be complete by the end of [*CTR].

1.2 Boeing will be required to identify a [*CTR].

1.3 Boeing agrees to support the [*CTR] and Customer agrees to [*CTR].

1.4 Other than as specifically set forth herein, the Purchase Agreement will continue to govern the [*CTR]

AAL-PA-01977-LA-15003778	October 29, 2015
[*CTR]	LA Page 1

BOEING PROPRIETARY

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.	[*CTR].

2.1 Boeing will [*CTR]

2.2 [*CTR]

3.	[*CTR].

[*CTR]

(i)	[*CTR]

(ii)	[*CTR]

(iii)	[*CTR]

(iv)	[*CTR]

(v)	[*CTR]

(vi)	[*CTR]

(vii)	[*CTR]

(viii)	[*CTR]

[*CTR].

4.	Miscellaneous.

This Letter Agreement will become effective upon execution and receipt by Boeing and Customer on or before [*CTR] after which date this Letter Agreement will become null and void and have no force or effect.

5.	Confidential Treatment.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. This Letter Agreement shall be subject to the terms and conditions of Letter Agreement No. 33-6-1162-AKP-082 entitled “Confidentiality”.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

AAL-PA-01977-LA-15003778	October 29, 2015
[*CTR]	LA Page 2

BOEING PROPRIETARY

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Very truly yours,

THE BOEING COMPANY

By	/s/ THE BOEING COMPANY

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	October 29, 2015

AMERICAN AIRLINES, INC

By	/s/ American Airlines, Inc.

Its	Vice President – Fleet Planning

AAL-PA-01977-LA-15003778	October 29, 2015
[*CTR]	LA Page 3

BOEING PROPRIETARY

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]